                                                                  Exhibit 4.6.10

                          AMENDMENT TO RIGHTS AGREEMENT

         AMENDMENT, dated as of August 7, 2000 (this "Amendment"), by and between SIRIUS SATELLITE RADIO INC. (f/k/a CD Radio Inc.), a Delaware corporation (the "Company"), THE BANK OF NEW YORK, a New York corporation (the "New Rights Agent"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the "Former Rights Agent").

                                    RECITALS

         WHEREAS, the Company and the Former Rights Agent are parties to a Rights Agreement, dated as of October 22, 1997 (as heretofore amended, the "Rights Agreement");

         WHEREAS, the Company and the New Rights Agent desire to amend the Rights Agreement to, among other things, appoint the New Rights Agent as Rights Agent under the Rights Agreement;

         WHEREAS, the Former Rights Agent desires to resign as Rights Agent under the Rights Agreement; and

         WHEREAS, the parties to this Amendment desire to enter into this Amendment.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Defined Terms. Capitalized terms used in this Amendment which are not otherwise defined shall have their respective definitions in the Rights Agreement.

         2. The Rights Agent. The Former Rights Agent hereby confirms that it resigns as Rights Agent under the Rights Agreement and the Company hereby accepts such registration. The Company hereby appoints the New Rights Agent to act as the Rights Agent under the Rights Agreement and the New Rights Agent hereby accepts such appointment and agrees to act as Rights Agent under the Rights Agreement. Each of the references in the Rights Agreement to "Rights Agent" shall be deemed to refer to the New Rights Agent. Each of references in the Rights Agreement (including the exhibits in the Rights Agreement) to "CONTINENTAL STOCK TRANSFER & TRUST COMPANY" is hereby deleted and replaced with "THE BANK OF NEW YORK."

         3. Section 20 of the Rights Agreement. Section 20 of the Rights Agreement is hereby amended in its entirety to read as follows:

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive

Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.


         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series B Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Series B Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 on such certificate attached to the form of assignment or form of election to purchase, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         4. Section 26 of the Rights Agreement. Section 26 of the Rights Agreement is hereby amended in its entirety to read as follows:

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           SIRIUS SATELLITE RADIO INC.
                           1221 Avenue of the Americas, 37th Floor
                           New York, NY 10020
                           Attn:  Chief Executive Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           THE BANK OF NEW YORK
                           101 Barclay Street - 12W
                           New York, NY 10286
                           Attn: [             ]

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

         5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         6. Counterparts. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


         7. Severability. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8. Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. [Signature page follows.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                               SIRUS SATELLITE RADIO INC.


                               By: /s/ Patrick L. Donnelly
                                  ---------------------------------------
                                   Name:   Patrick L. Donnelly
                                   Title:  Senior Vice President, General
                                             Counsel and Secretary


                               THE BANK OF NEW YORK


                               By: /s/ Alexander Pabon
                                  ---------------------------------------
                                   Name:   Alexander Pabon
                                   Title:  Assistant Treasurer


                               CONTINENTAL STOCK TRANSFER &
                                 TRUST COMPANY


                               By: /s/ William F. Seegraber
                                  ---------------------------------------
                                   Name:   William F. Seegraber
                                   Title:  Vice President